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                                                                   EXHIBIT 99.6



            CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


    We hereby consent to (i) the inclusion of our opinion letter, dated
June 21, 1998, to the Board of Directors of Broderbund Software, Inc. (the "Company") as Annex C to the Joint Proxy Statement/Prospectus of the Company and The Learning Company, Inc. ("TLC") contained in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission in the form reviewed by us (the "Proxy") relating to the proposed merger of TLC Merger Corp. (formerly Broderbund Acquisition Corp.), a wholly owned subsidiary of TLC, with and into the Company and (ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation in the sections captioned "Summary--Opinions of Financial Advisors," "The Merger--Background of the Merger," "--Broderbund's Reasons for the Merger" and "Opinions of Financial Advisors" in the Proxy. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                                 DONALDSON, LUFKIN & JENRETTE
                                                   SECURITIES CORPORATION


                                                 By: /s/ Safra A. Catz
                                                     -------------------------
                                                     Safra A. Catz
                                                     Managing Director


Menlo Park, California
July 13, 1998